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                                                      PricewaterhouseCoopers LLP
                                                           Chartered Accountants
                                                                  PO Box HM 1171
                                                                  Hamilton HM EX
                                                                         Bermuda


The Board of Directors


Montpelier Re Holdings Ltd.
30 Woodbourne Avenue
Pembroke HM HX
Bermuda


May 29, 2002


Dear Sirs:

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 12, 2002, relating to the combined financial statements and combined financial statement schedules of Montpelier Re Holdings Ltd., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
-------------------------------
    PricewaterhouseCoopers LLP
    Chartered Accountants